CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this 10th day of December, 2018 (the “Effective Date”), by and among REDSKY JZ FULTON HOLDINGS, LLC, a Delaware limited liability company, having an address at c/o RedSky Capital, LLC, 3 Hope Street, Brooklyn, New York 11211 (“Holdings”), HF FULTON STREET HOLDINGS LLC, a Delaware limited liability company, having an address at c/o HomeFed Corporation, 1903 Wright Place, Suite 220, Carlsbad, California 92008 (“HomeFed”) and REDSKY JZ FULTON INVESTORS, LLC, a Delaware limited liability company, having an address at c/o RedSky Capital, LLC, 3 Hope Street, Brooklyn, New York 11211 (the “Company”). (Holdings, HomeFed and the Company, each, a “Party”, and, collectively, the “Parties”).
R E C I T A L S:
WHEREAS, Holdings is the holder of a one hundred percent of the (100%) membership interests in the Company (the “Company Membership Interests”);
WHEREAS, the rights and obligations of Holdings, as sole member of the Company, are set forth in that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company, dated March 8, 2017 (the “Existing Company Operating Agreement”);
WHEREAS, the Company is the sole member of RedSky JZ Fulton SPE LLC, a Delaware limited liability company (“Property Owner I”);
WHEREAS, the rights and obligations of the Company, as sole member of Property Owner I, are set forth in that certain Limited Liability Company Operating Agreement, dated as of March 29, 2017, of Property Owner I (the “Property Owner I Operating Agreement”), a copy of which Property Owner I Operating Agreement is annexed hereto as Exhibit A;
WHEREAS, Property Owner I is the owner of fee title to the land described in Exhibit B annexed hereto (the “Property Owner I Land”), together with the improvements thereon (the “Property Owner I Improvements”) (the Property Owner I Land and the Property Owner I Improvements, collectively, the “Property I Real Property”);
WHEREAS, Property Owner I is the borrower under the Property Owner I Loan (as defined in Exhibit C annexed hereto), which Property Owner I Loan is evidenced, secured and/or guaranteed by the Property Owner I Loan Documents (as defined in Exhibit C annexed hereto), and which Property Owner I Loan is a lien against the Property Owner I Real Property;
WHEREAS, the Company is also the sole member of 571 Fulton Associates, LLC, a Delaware limited liability company (“Property Owner II”);
WHEREAS, Property Owner I and Property Owner II are herein collectively referred to as the “Property Owners”, while the Company and the Property Owners are collectively referred to herein as the “Applicable Companies”;
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WHEREAS, the Company’s rights and obligations, as sole member of Property Owner II, are set forth in that certain Limited Liability Company Operating Agreement, dated as of September 6, 2018, of Property Owner II (the “Property Owner II Operating Agreement”), a copy of which Property Owner II Operating Agreement is annexed hereto as Exhibit D;
WHEREAS, Property Owner II is the owner of fee title to the land described in Exhibit E annexed hereto (the “Property Owner II Land”), together with the improvements thereon (the “Property Owner II Improvements”) (the Property Owner II Land and the Property Owner II Improvements, collectively, the “Property II Real Property”) (the Property Owner I Real Property and the Property Owner II Real Property, collectively, the “Real Property”);
WHEREAS, Property Owner II is the borrower under the Property Owner II Loan (as defined in Exhibit F annexed hereto), which Property Owner II Loan is evidenced, secured and/or guaranteed by the Property Owner II Loan Documents (as defined in Exhibit F annexed hereto), and which Property Owner II Loan is a lien against the Property Owner II Real Property;
WHEREAS, the Property Owner I Loan Documents and the Property Owner II Loan Document are referred to herein collectively as the “Loan Documents”); and
WHEREAS, HomeFed wishes to contribute $52,533,119.47 to the Company (the “Contribution Amount”), in exchange for which Holdings shall cause the Company to admit HomeFed as a member of the Company, with a capital account in, and an initial capital contribution to, the Company, in the amount of the Contribution Amount, and a membership interest in the Company consisting of 49% of the Company Membership Interest (the “HomeFed Membership Interest”).
NOW, THEREFORE, in consideration of the premises and the exchange of mutual covenants set out herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby covenant and agree as follows:
1.Contribution. Subject to and in accordance with this Agreement, at the Closing (as hereinafter defined), (i) HomeFed shall contribute the Contribution Amount to the Company, in exchange for which Holdings shall cause the Company to issue to HomeFed the HomeFed Membership Interest, with a capital account, and an initial capital contribution, equal to the Contribution Amount and (ii) Holdings and HomeFed shall mutually execute and deliver to each other a Sixth Amended and Restated Limited Liability Company Operating Agreement of the Company in the form annexed hereto as Exhibit G (the “A&R Company Operating Agreement”).
2. Representations of Holdings. Holdings, for itself, and its successors and assigns, and on behalf of the Company as the Company’s sole member prior to the Effective Date, hereby warrants and represents to HomeFed as to Holdings and the Applicable Companies:
(a) Holdings has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has the full power and authority to
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execute and deliver this Agreement and the documents and instruments to be executed and delivered by Holdings at the Closing and to consummate the transactions contemplated hereby, and no further consent or approval by any other person or entity is required for the issuance of the Membership Interests contemplated by this Agreement. The person signing this Agreement on behalf of Holdings is authorized to do so. Assuming that this Agreement has been duly authorized, executed and delivered by HomeFed, this Agreement and all obligations of Holdings hereunder are the legal, valid and binding obligations of Holdings, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b) The Membership Interests have been duly authorized and, when issued and paid for in accordance with this Agreement and the A&R Company Operating Agreement, will be validly issued, fully paid and nonassessable and will be free and clear from any security interest or other lien or encumbrance, other than any liens created by the Property Owner I Loan and the Property Owner II Loan;
(c) Holdings has furnished HomeFed with true, complete and correct copies of the Loan Documents, which Loan Documents have not been modified (except as set forth in Exhibits C and F annexed hereto), and which Loan Documents are in force and effect;
(d) Holdings has neither furnished nor received any notice of default under the Loan Documents, other than any such notice which pertains to a default which has since been cured;
(e) As of the date hereof, the outstanding principal balance of the Property Owner I Loan is $135,005,000, and the outstanding principal balance of the Property Owner II Loan is $7,250,000;
(f) Neither Holdings nor any of the Applicable Companies is a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended (the “Code”) and Income Tax Regulations);
(g) Each of Holdings and the Applicable Companies is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of their respective formations, and the Property Owners are authorized to do business under the laws of the State of New York;
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(h) The execution and delivery of this Agreement and the performance by Holdings of its obligations hereunder will not conflict with any provision of any law or regulation to which any of Holdings or any of the Applicable Companies is subject or any agreement or instrument to which Holdings or any of the Applicable Companies is a party or by which any of them is bound, or any order or decree applicable to Holdings or any of the Applicable Companies, which would materially and adversely affect the ability of Holdings to carry out the terms of this Agreement, or otherwise result in the creation or imposition of any lien on any of Holdings’, the Company’s or either of the Property Owner’s assets or properties. Holdings has obtained any consent, approval, authorization or order of any lender, or court or governmental agency or body required for the execution, delivery or performance by Holdings of this Agreement;
(i) Neither Holdings nor any of the Applicable Companies is in default (beyond the applicable notice and cure periods) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or any of its properties is bound that is reasonably likely to materially adversely affect its business operations, properties, assets or financial condition;
(j) Each of Holdings and the Applicable Companies has been and is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”);
(k) No attachments, execution, or other writs of process have been issued against the Company Membership Interests;
(l) Neither Holdings nor any of the Applicable Companies has filed any petition in bankruptcy, nor has any petition in bankruptcy been filed against any of them;
(m) Neither Holdings nor any of the Applicable Companies has been adjudicated bankrupt;
(n) There is no litigation pending (i.e., legal actions, arbitrations or governmental proceedings or investigations known to Holdings) or threatened in writing against Holdings or any of the Applicable Companies, except as disclosed on Exhibit H annexed hereto;
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(o) No statement of fact made by Holdings to HomeFed in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein misleading. There is no material fact currently known to Holdings which has not been disclosed to HomeFed which adversely affects, nor to Holdings’ knowledge, might adversely affect, the Real Property and the operation thereof;
(p) The financial information in respect of the Applicable Companies set forth in Exhibit I (hereinafter, the “Balance Sheet”) is true, correct, and complete as of the date hereof. The Balance Sheets have been prepared on an accrual non-GAAP basis, not on a GAAP basis. Since the date of the Balance Sheet, except as otherwise disclosed in writing to HomeFed, there has been no material adverse change in the financial condition of any of the Applicable Companies. None of the Applicable Companies has incurred any material obligation or liability, contingent or otherwise, not reflected in the Balance Sheet. The Balance Sheet fairly represents the current financial condition of the Applicable Companies as of the Effective Date;
(q) Each of Holdings and the Applicable Companies has (i) filed all tax returns required to have been filed (or is within any properly-filed extension period) by such person under the Code and any state or local tax statutes or regulations and (ii) paid all taxes that are due and payable by such person as applicable;
(r) Each of the Property Owners is a single purpose entity and complies with the single purpose entity requirements set forth in its organization documents; and
(s) Holdings has furnished HomeFed with true, complete and correct copies of the Property Owner I Operating Agreement and the Property Owner II Operating Agreement, each of which is in full force and effect and has not been modified.
3. Holdings’ Representations as to the Real Property. With regard to the Real Property, Holdings hereby warrants and represents to HomeFed that as of the Effective Date:
(a) Property Owner I is the fee simple sole owner of the Property Owner I Real Property and there are no outstanding purchase options, purchase contracts or agreements, rights of first refusal, or rights of first offer, in each case, with respect to the purchase of all or any portion of the Property Owner I Real Property, whether written or oral, and there are no other restrictions on transferability affecting any Property, other than the requirement that Property Owner I furnish the lender under the Property Owner I Loan Documents with not less than thirty (30) days’ prior written notice of the issuance of the Membership Interests;
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(b) Annexed hereto as Exhibit U is a true and complete copy of the form consent of the Lender to the transactions contemplated hereby to be executed as of the Effective Date;
(c) To the best of Holdings’ knowledge, Property Owner II is the fee simple sole owner of the Property Owner II Real Property and there are no outstanding purchase options, purchase contracts or agreements, rights of first refusal, or rights of first offer, in each case, with respect to the purchase of the Property Owner II Real Property (or any portion thereof), whether written or oral, and there are no other restrictions on transferability affecting any Property, and there are no other restrictions on transferability affecting the Property Owner II Real Property, other than the requirement that Property Owner II furnish the lender under the Property Owner II Loan Documents with not less than thirty (30) days’ prior written notice of the issuance of the HomeFed Membership Interests;
(d) Intentionally omitted.
(e) Property Owners own good, marketable and indefeasible fee simple title to the Real Property, free and clear of all liens and encumbrances, except for those liens and encumbrances set forth on Exhibit J annexed hereto (the “Permitted Encumbrances”). Property Owners’ title to the Real Property is insured pursuant to the title insurance policies described in Exhibit K annexed hereto (collectively, the “Title Policies”). The named insured under each of the Title Policies insuring the Property Owner I Real Property is either (i) Property Owner I or (ii) entities, all of the beneficial interest of which, at the time of the conveyance of the applicable Property Owner I Real Property to Property Owner I for no consideration, were wholly owned by an affiliate entity of Property Owner I. The Title Policies are in full force and effect. Property Owners have not made any claims for indemnification or otherwise under the Title Policies, and have not created any liens or other encumbrances, other than the liens and encumbrances noted in Exhibit J. Property Owners are not aware of any defects in the state of title to the Real Property which could give rise to an exclusion from coverage under the Title Policies.
(f) The information concerning the leases at the Real Property set forth on Exhibit P annexed hereto (collectively, the “Leases”) is true and accurate as of the date set forth therein or, if no date is set forth therein, as of the Effective Date. To the best of Holdings’ knowledge, as of the Effective Date, there are no leases, licenses, occupancy agreements or subleases (oral or written) of any space at the Real Property, other than those set forth in Exhibit P. Except as otherwise set forth in Exhibit P or the Leases, true, correct and complete copies of which have been provided to HomeFed, to the best of Holdings’ knowledge:
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(i) All of the Leases are in full force and effect and none of them has been modified, amended or extended, except as described on Exhibit L hereto;
(ii) No renewal or extension options have been granted to tenants, occupants, or licensees;
(iii) No tenant, occupant or licensee has an option to purchase any portion of the Real Property or a right of first refusal or first offer with respect to a sale of a Property;
(iv) The rents set forth are being collected on a current basis and there are no arrearages in excess of one month, except as disclosed on Exhibit M;
(v) No tenant, occupant or licensee is entitled to rental concessions or abatements for any period subsequent to the Effective Date;
(vi) None of Holdings or any of the Applicable Companies has sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, except as disclosed on Exhibit N annexed hereto.
(vii) No action or proceeding instituted against Holdings or any of the Applicable Companies by any tenant, occupant or licensee of all or part of the Real Property is currently pending in any court or other tribunal, except with respect to claims involving personal injury or property damage which are covered by insurance, except as disclosed on Exhibit H annexed hereto;
(viii) There are no security deposits under the Leases, other than those set forth on Exhibit P, which accurately sets out all security deposits held by the Property Owners with respect to the Leases;
(ix) The tenants, occupants or licensees under the Leases are in actual possession of the space demised, except as disclosed on Exhibit O;
(x) No action or proceeding, voluntary or involuntary, is pending against any tenant, licensee or occupant under any bankruptcy or insolvency act; and
(xi) All leasing commissions have been paid in full with respect to all of the Leases, and no commissions are owed by either of the Property Owners to any brokers under any brokerage agreements or otherwise with respect to the Leases or any renewals, extensions or expansions of space thereunder.
(g) The insurance schedule annexed hereto as Exhibit Q lists all insurance policies presently affording coverage with respect to the Real Property, and
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the information contained therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the Effective Date. All such insurance policies are in full force and effect. Neither Holdings nor any of the Applicable Companies has received any written notice of default or notice terminating or threatening in writing to terminate any such insurance policies. Neither Holdings nor any of the Applicable Companies has received any written notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Real Property or the continuation thereof at premium rates currently existing, which, in either case, has not been remedied or satisfied.
(h) There are no employees of Holdings or any of the Applicable Companies employed at the Real Property or which any of the Applicable Companies shall have any responsibility from and after the Closing. There are no union agreements or property management agreements (except for that certain Property Management Agreement between the Property Owners and RedSky Capital Management, LLC, for the provision of pre-development and property management services) affecting or binding on Holdings or any of the Applicable Companies. All required Real Property Income and Expense statements have been fully prepared, and duly and timely filed with the City of New York.
(i) No Employee Benefit Plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), sponsored or maintained by Holdings, the Company or the Property Owner has any interest in the Property, whether (without limiting the foregoing) as an owner, lender, lessee, sublessee, creditor, secured party, HomeFed or otherwise, nor is the Real Property subject to any lien under ERISA or the Code.
(j) Annexed hereto as Exhibit R, is a true, correct and complete listing of all contracts and agreements with respect to the service, maintenance, supply and management of the Real Property to which Holdings or any of the Applicable Companies is a party, including, without limitation, management agreements, janitorial contracts, maintenance contracts and service contracts (collectively, “Service Contracts”).
(k) There are no tax abatements or exemptions affecting the Real Property as of the Effective Date, except as stated on Exhibit S annexed hereto. There are no special or other assessments for public improvements or otherwise now affecting any Real Property. There are no pending or, to Holdings’ knowledge, proposed special or other assessments for public improvements or otherwise affecting any Real Property, nor are there, to Holdings’ knowledge, any contemplated improvements to any portion of the Real
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Property that may result in such special or other assessments other than regular real estate tax assessments.
(l) Neither Holdings nor any of the Applicable Companies has received any notice of, or have any knowledge of, any actual or proposed taking in condemnation of all or any part of the Real Property. To Holdings’ knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Holdings or any of the Applicable Companies which, if adversely determined, could individually or in the aggregate materially interfere with the issuance of the Membership Interests to HomeFed or the business, operations, properties, assets or financial condition of Holdings or any of the Applicable Companies. Notwithstanding anything to the contrary contained herein, the facades of the improvements located on the Real Property at 565 Fulton Street, 569 Fulton Street, and 571 Fulton Street were mentioned as being potentially historic in that certain Final Environmental Impact Statement (Incorporating Final Supplemental Environmental Impact Statement), dated April 2004, prepared by the City of New York (the “FEIS”), on which FEIS the Landmarks Preservation Commission would rely in part in making a determination of whether to designate a building as a landmark or historic structure. Notwithstanding the foregoing, as of the Effective Date, there is no landmark or historic designation on any portion of the Real Property, nor does Holdings know, to the best of Holdings’ knowledge, of any further actions taken by any governmental entity in furtherance of any such statement made in the 2004 FEIS.
(m) To Holdings’ knowledge, and except as set forth in the written property information, including but not limited to any Phase I or other environmental reports, delivered by Holdings or otherwise obtained by HomeFed, neither Holdings nor any of the Applicable Companies has received any written notice from any governmental authority relating to any violation or alleged violation of CERCLA (as hereinafter defined). To Holdings’ knowledge, except as disclosed in that certain Phase I Environmental Site Assessment prepared by CBRE (CBRE Project No.: PC70232418) for Apollo Global Management, dated February 28, 2017, there are no underground storage tanks within the Real Property. Holdings has not (and to Holdings’ knowledge, no other person or entity has) removed any underground storage tanks from the Real Property. During the Property Owners’ ownership of the Real Property, no Hazardous Materials were deposited on the Real Property or onto neighboring properties by the Property Owners nor, to Holdings’ knowledge, any other party. To Holdings’ knowledge, there are no Hazardous Materials present at the Real Property and there are no molds or mycotoxins at the Real Property posing a health risk to tenants within currently occupied spaces, or their invitees. Notwithstanding anything contained herein to the contrary, HomeFed acknowledges that the Property
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Owners are, and shall continue to be, performing demolition and other work at the Real Property and Holdings does not make any representations or warranties with respect to Hazardous Materials that may be released or discovered on or about the Real Property as a result of any such work. For purposes of this Agreement, the term “Hazardous Materials” means those elements and compounds which are designated as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state, and local laws.
(n) Neither Holdings nor any of the Applicable Companies has transferred or agreed to transfer any floor area development or so-called “air rights” appurtenant to the Real Property, and neither Holdings nor any of the Applicable Companies has any knowledge of such transfer or agreement so to transfer by any of the former owners of the Real Property;
(o) Except as disclosed on Exhibit T annexed hereto, neither Holdings nor any of the Applicable Companies has received any written notice relating to the Real Property of any violations of federal, state, or local laws, rules, regulations, orders, or other governmental requirements pertaining to zoning, subdivision, environmental, building, safety, and fire standards which have not been corrected, the zoning classification of the Real Property permits the uses currently being made thereof, and, to Holdings’ knowledge, such uses are being conducted in accordance with all applicable laws.
4. Survival of Representations. The representations and warranties made by Holdings in Section 3 hereof (other than the representation set forth in Section 3(e) hereof) are made as of the Effective Date and shall survive the Closing for a period of twelve (12) months. The representations and warranties made by Holdings in Section 3(e) hereof are made as of the Effective Date and shall survive the Closing until the expiration of the statute of limitations applicable to such representation. Each survival period hereinbefore stipulated is referred to herein as the “Applicable Survival Period”. Holdings hereby agrees to indemnify, defend and hold HomeFed harmless from and against any loss, cost, claim or expense (including, without limitation, reasonable attorneys’ fees) (hereinafter, “Claims”) suffered or incurred by HomeFed or any of the Applicable Companies arising by reason of a breach of any of the representations or warranties made by Holdings in Section 3 hereof, provided that Holdings furnishes HomeFed with notice of any such Claims prior to the expiration of the Applicable Survival Period.
5. Knowledge Parties. When Holdings’ representations and warranties state they are based upon the best knowledge of Holdings, Holdings’ knowledge shall mean the personal knowledge of Benjamin Bernstein and/or Benjamin Stokes (“Knowledge Parties”). The term “knowledge” shall mean, the time given, the actual current
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conscious knowledge of the Knowledge Parties, without any inquiry or investigation of any other parties or individuals. The term “knowledge” shall exclude constructive, imputed or implied knowledge of the Knowledge Parties. The Knowledge Parties shall have no personal liability with respect to any obligation to HomeFed with respect to any of the matters set forth in this Agreement.
6. Representations of HomeFed. HomeFed represents and warrants to Holdings as follows:
(a) HomeFed is entering into this Agreement and is acquiring the Membership Interests represented for HomeFed’s own account, solely for investment purposes, and not with a view to resale of said securities;
(b) HomeFed has such knowledge and experience in business and financial matters which enables HomeFed to be capable of evaluating the risks and merits of this investment;
(c) HomeFed is able to bear the economic risks of this investment;
(d) HomeFed has had an opportunity to ask questions of the Company and Holdings or anyone acting on their behalf and to receive answers concerning the Membership Interests, as well as about the Company and the Property Owners and their businesses and properties generally. Further, all such questions have been answered to the full satisfaction of HomeFed.
(e) HomeFed has full power and authority to execute and deliver this Agreement and to perform HomeFed’s obligations under it, and under the A&R Company Operating Agreement, and this Agreement constitutes the valid and legally binding obligation of HomeFed, enforceable with its terms and consideration;
(f) HomeFed has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has the full power and authority to execute and deliver this Agreement and consummate the transaction contemplated hereby, and no further consent or approval by any other person or entity is required for the issuance of the Membership Interests contemplated by this Agreement. The person signing this Agreement on behalf of HomeFed is authorized to do so. Assuming that this Agreement has been duly authorized, executed and delivered by the other Parties, this Agreement and all obligations of HomeFed hereunder are the legal, valid and binding obligations of HomeFed, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
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(g) HomeFed has been and is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC;
(h) The execution and delivery of this Agreement will not constitute a default under or require any notice under any agreement to which HomeFed is a party or by which HomeFed is bound; and
(i) HomeFed has been provided with or permitted access to all information that HomeFed deems material to formulating an investment decision and that such information has been sufficient to make an informed investment decision.
7. Membership Interests “As Is”. HomeFed acknowledges and agrees that, subject to the representations, warranties and covenants of Holdings set forth in this Agreement, it shall accept the HomeFed Membership Interests “AS IS” and “WHERE IS” as of the Closing Date (as hereinafter defined), and, except as expressly set forth in this Agreement, neither Holdings nor any of the Applicable Companies has made any representation or warranty, express or implied, and HomeFed has relied on any representation or warranty, express or implied, whatsoever regarding the Applicable Companies or the Real Property or any component or aspect thereof. Without limiting the generality of the foregoing, HomeFed acknowledges and agrees that (i) HomeFed has not relied upon any oral or written information from Holdings or any of the Applicable Companies or their respective principals, employees, affiliates, agents, consultants, advisors or representatives, except to the extent expressly set forth in this Agreement and (y) Holdings is not liable or bound in any manner by any verbal or written statements, representations, real estate brokers’ “set-ups”, offering memorandum or information pertaining to the Applicable Companies or the Real Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other person. Nothing in this Section 7 shall derogate from any express representation or warranty of Holdings contained in this Agreement.
8. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Effective Date concurrently with the mutual execution and delivery of this Agreement by Holdings and HomeFed (such date, the “Closing Date”). The Closing shall take place through an escrow established among the Parties and Chicago Title Insurance Company (“Escrow Agent”), upon such terms as the Parties and Escrow Agent mutually agree.
9. HomeFed’s Conditions to Closing. HomeFed’s obligation to close the transactions contemplated by this Agreement is conditioned upon the satisfaction by Holdings of
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the following conditions, any one of which may be waived by HomeFed in its sole discretion:
(a) Holdings shall have complied with its obligations under this Agreement; and
(b) The representations and warranties of Holdings set forth in Section 3 hereof shall be true, complete and correct in all material respects.
(c) Lender shall have consented to the A&R Company Operating Agreement.
10. Holdings’ Conditions to Closing. Holdings’ obligation to close the transactions contemplated by this Agreement is conditioned upon the satisfaction by Holdings of the following conditions, any one of which may be waived by Holdings in its sole discretion
(a) HomeFed shall have complied with its obligations under this Agreement; and
(b) The representations and warranties of HomeFed set forth in Section 6 hereof shall be true, complete and correct in all material respects.
(c) Lender shall have consented to the A&R Company Operating Agreement.
11. Closing Documents: Holdings to HomeFed. At the Closing, Holdings shall execute and deliver to HomeFed the following:
(a) The A&R Company Operating Agreement;
(b) A closing statement memorializing the adjustments made in accordance with the provisions of Section 14 hereof (the “Closing Statement”);
(c) An affidavit of non-foreign status in the form annexed hereto as Exhibit V;
(d) All other agreements and documents reasonably required to be delivered by Holdings if not previously delivered, including, without limitation, certified copies of Holdings’ organizational documents, an incumbency certificate, an appropriate certificate or resolution evidencing the authority of the person executing the transaction documents and good standing certificates from Delaware and New York.
12. Closing Documents: HomeFed to Holdings. At the Closing, HomeFed shall execute and deliver to Holdings the following:
(a) The A&R Company Operating Agreement; and
(b) The Closing Statement; and
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(c) All other agreements and documents reasonably required to be delivered by HomeFed if not previously delivered, including, without limitation, certified copies of HomeFed’s organizational documents, an incumbency certificate, an appropriate certificate or resolution evidencing the authority of the person executing the transaction documents and good standing certificates from Delaware and New York.
13. Closing Deliveries: RedSky Management, LLC and Property Owners.
(a) Immediately after the issuance of the HomeFed Membership Interests, Holdings shall cause its affiliate, RedSky Management, LLC (“Property Manager”), to execute and deliver to Property Owners, and the Company shall cause the Property Owners to execute and deliver to Property Manager, a property management agreement for the Real Property in the form annexed hereto as Exhibit W.
14. Post-Closing Obligations. The parties hereto acknowledge that the Applicable Companies have prepared their respective financial statements on an income tax basis and that the Balance Sheets annexed hereto as Exhibit I and the representations and warranties made in Section 2(p) above reflect financial statements prepared on an accrual non-GAAP basis. Notwithstanding the foregoing, in connection with the transactions contemplated herein, HomeFed believes that the U.S. Securities and Exchange Commission (the “SEC”) may require that the Applicable Companies provide: (a) a 2017 GAAP limited audited income statement; (b) a June/September 2018 GAAP income statement; and (c) audited GAAP financial statements for the entirety of 2018 (collectively, the “GAAP Financials” and anything relating to or arising out of the GAAP Financials, the “SEC Compliance”). Accordingly, (x) HomeFed covenants to use commercially reasonable efforts to obtain a waiver from the SEC in connection with the GAAP Financials referenced in clauses (a) and (b) hereof (the “Waiver”); and (y) if the Waiver is not granted, the Applicable Companies covenant to use commercially reasonable efforts to prepare the required GAAP Financials referenced in clauses (a) and (b) of this Section 14 within sixty-seven (67) days from the Closing Date. The Waiver will have no impact on the need to prepare the GAAP Financials referenced in clause (c) of this Section 14 and so the Applicable Companies will use commercially reasonable efforts to deliver audited GAAP Financials referenced in clause (c) by March 20, 2019.
15. Holdings and HomeFed each represents and warrants to the other that such party has not had any conversations or dealings with any broker, finder or other similar party in connection with the transactions contemplated hereby. Holdings and HomeFed shall indemnify, defend and hold the other Party and the Company harmless from and against any and all claims, liabilities, losses, damages, costs or expenses (including attorneys’ fees) that arise out of any claim, made by any broker or other person with whom the indemnifying party has dealt, for a commission or other compensation by
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reason of the transactions contemplated hereby. The provisions of this Section 15 shall survive the Closing or termination of this Agreement.
16. Transaction Costs. At the Closing, the Parties shall each bear the cost of their respective attorneys, accountants and advisors engaged in connection with the negotiation of this Agreement and the A&R Company Operating Agreement and the consummation of the closings contemplated thereby. Any costs and expenses incurred by the Applicable Companies in connection with the GAAP Financials and/or SEC Compliance shall be borne by HomeFed, including any reasonable outside attorney’s, consultant’s or advisor’s fees.
17. Further Assurances. Each of the Parties hereby covenants and agrees to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required for the purpose of effecting the contribution described herein.
18. Not Binding Until Fully Executed. This Agreement shall not be binding upon or enforceable against Holdings or the Company unless and until (i) Holdings and the Company have executed and unconditionally delivered to HomeFed an executed counterpart of this Agreement and (ii) HomeFed has executed and unconditionally delivered to Holdings and the Company an executed counterpart of this Agreement.
19. Choice of Law. This Agreement and all matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.
20. Complete Agreement. It is acknowledged and agreed that all understanding and agreements heretofore had between the parties hereto with respect to the subject matter hereof, whether oral or written, are merged into this Agreement, which alone fully and completely expresses their agreement.
21. Counterparts and Form. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. For the purposes of this Agreement, any signature transmitted by facsimile or E-mail shall be considered to have the same legal and binding effect as any original signature.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the Effective Date.
HOLDINGS:
REDSKY JZ FULTON HOLDINGS, LLC

By: RedSky Capital, LLC, its managing member

By: RedSky Fulton Tier II, LLC, its managing member

By: RedSky Fulton Promote, LLC, its managing member

By: RedSky Capital, LLC, its managing member

By:_______________________
Benjamin Bernstein, Member

HOMEFED:

HF FULTON STREET HOLDINGS LLC

By:_________________________________
Name:
Title:

COMPANY:
REDSKY JZ FULTON INVESTORS, LLC

By: RedSky JZ Fulton Holdings, LLC, is managing member

By: RedSky Capital, LLC, its managing member

By: RedSky Fulton Tier II, LLC, its managing member

By: RedSky Fulton Promote, LLC, its managing member

By: RedSky Capital, LLC, its managing member

By:______________________
Benjamin Bernstein, Member

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